Exhibit 99.1
Penumbra, Inc. Reports Fourth Quarter and Full Year 2025 Financial Results

ALAMEDA, Calif., Feb. 25, 2026 /PR Newswire/ -- Penumbra, Inc. (NYSE: PEN), the world’s leading thrombectomy company, today reported financial results for the fourth quarter and full year ended December 31, 2025.

Financial Highlights:

•Revenue of $385.4 million for the fourth quarter of 2025, an increase of 22.1% or 20.9% in constant currency1, compared to the fourth quarter of 2024.

•Revenue of $1,403.7 million for the full year 2025, an increase of 17.5% or 16.9% in constant currency1, compared to the full year 2024.

•U.S. Thrombectomy revenue of $203.1 million for the fourth quarter of 2025, an increase of 12.4% compared to the fourth quarter of 2024.

•U.S. Thrombectomy revenue of $771.5 million for the full year 2025, an increase of 19.3% compared to the full year 2024.

•Income from operations of $59.2 million or operating margin of 15.4% for the fourth quarter of 2025.

•Income from operations of $189.2 million or operating margin of 13.5% for the full year 2025.

•Net income of $47.3 million and adjusted EBITDA1 of $79.1 million or net income margin of 12.3% and adjusted EBITDA margin1 of 20.5% for the fourth quarter of 2025.

•Net income of $177.7 million and adjusted EBITDA1 of $266.8 million or net income margin of 12.7% and adjusted EBITDA margin1 of 19.0% for the full year 2025.
Fourth Quarter 2025 Financial Results
Total revenue increased to $385.4 million for the fourth quarter of 2025 compared to $315.5 million for the fourth quarter of 2024, an increase of 22.1%, or 20.9% in constant currency1. The United States represented 77.6% of total revenue and international represented 22.4% of total revenue for the fourth quarter of 2025. Revenue from the U.S. increased 20.6% while revenue from our international regions increased 27.7%, or 21.9% in constant currency1. Revenue from sales of our global thrombectomy products grew to $254.7 million in the fourth quarter of 2025, an increase of 15.7%, or 14.7% in constant currency1 over the same period a year ago, driven primarily by the sales of our U.S. thrombectomy products which increased by 12.4%. Revenue from sales of our global embolization and access products grew to $130.7 million in the fourth quarter of 2025, an increase of 37.0%, or 35.2% in constant currency1 from the same period a year ago, driven primarily by our U.S. embolization and access products which increased by 42.7% from the same period a year ago.

Gross profit for the fourth quarter of 2025 was $262.1 million, or 68.0% of total revenue compared to $210.7 million, or 66.8% of total revenue, for the fourth quarter of 2024. Gross margin is impacted by product mix, regional mix, and production initiatives to support demand and create future efficiencies. As such, with favorable product mix, improvement in productivity, and by leveraging our fixed costs on higher volume of new product sales during the year, our gross margin may be positively impacted in the future.

Total operating expenses were $202.9 million, or 52.6% of total revenue for the fourth quarter of 2025. This compares to total operating expenses of $167.9 million, or 53.2% of total revenue for the fourth quarter of 2024. R&D expenses were $21.8 million for the fourth quarter of 2025, compared to $20.0 million for the fourth quarter of 2024. SG&A expenses were $181.1 million for the fourth quarter of 2025, compared to $147.9 million for the fourth quarter of 2024.

Income from operations was $59.2 million for the fourth quarter of 2025, compared to income from operations of $42.8 million for the fourth quarter of 2024.
1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Full Year 2025 Financial Results
Total revenue increased to $1,403.7 million for the year ended December 31, 2025 compared to $1,194.6 million for the year ended December 31, 2024, an increase of 17.5%, or 16.9% in constant currency1. The United States represented 77.8% of total revenue and international represented 22.2% of total revenue for the year ended December 31, 2025. Revenue from the U.S. increased 21.0% while revenue from our international regions increased 6.6%, or 4.2% in constant currency1. Revenue from sales of our global thrombectomy products grew to $947.9 million for the year ended December 31, 2025, an increase of 16.2%, or 15.8% in constant currency1 over the same period a year ago, driven primarily by the sales of our U.S. thrombectomy products which increased by 19.3%. Revenue from sales of our global embolization and access products grew to $455.7 million for the year ended December 31, 2025, an increase of 20.2%, or 19.4% in constant currency1 from the same period a year ago, driven primarily by our U.S. embolization and access products which increased by 25.4% from the same period a year ago.

Gross profit for the year ended December 31, 2025 was $942.4 million, or 67.1% of total revenue, compared to $755.0 million, or 63.2% of total revenue, for the year ended December 31, 2024, which included a one-time $33.4 million inventory impairment charge to cost of revenue in connection with the impairment of our immersive healthcare asset group. The impact of the one-time $33.4 million charge decreased our gross margin by 2.8 percentage points in 2024. Gross margin is impacted by product mix, regional mix, and production initiatives to support demand and create future efficiencies. As such, with favorable product mix, improvement in productivity, and by leveraging our fixed costs on higher volume of new product sales during the year, our gross margin may be positively impacted in the future.

Total operating expenses for the year ended December 31, 2025 were $753.2 million, or 53.7% of total revenue. This compares to total operating expenses of $745.7 million, or 62.4% of total revenue for the year ended December 31, 2024. R&D expenses were $89.8 million for the year ended December 31, 2025, compared to $94.8 million for the year ended December 31, 2024. SG&A expenses were $663.4 million for the year ended December 31, 2025, compared to $574.0 million for the year ended December 31, 2024.

Income from operations was $189.2 million for the year ended December 31, 2025 compared to income from operations of $9.3 million for the year ended December 31, 2024.
Full Year 2026 Financial Outlook
Given the proposed acquisition of Penumbra, Inc. by Boston Scientific Corporation (NYSE: BSX), the Company will not be providing financial guidance for the full year 2026.
Webcast and Conference Call Information
Given the proposed acquisition of Penumbra, Inc. by Boston Scientific Corporation (NYSE: BSX), the Company will not be hosting a conference call to discuss financial results for the fourth quarter and year ended December 31, 2025.
About Penumbra
Penumbra, Inc., the world’s leading thrombectomy company, is focused on developing the most innovative technologies for challenging medical conditions such as ischemic stroke, venous thromboembolism such as pulmonary embolism, and acute limb ischemia. Our broad portfolio, which includes computer assisted vacuum thrombectomy (CAVT), centers on removing blood clots from head-to-toe with speed, safety and simplicity. By pioneering these innovations, we support healthcare providers, hospitals and clinics in more than 100 countries, working to improve patient outcomes and quality of life. For more information, visit www.penumbrainc.com and connect on Instagram, LinkedIn, and X.
1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures in this press release: a) constant currency, b) non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, and non-GAAP diluted earnings per share (“EPS”) and c) adjusted EBITDA and adjusted EBITDA margin.

Constant currency. The Company’s constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted EPS. The adjustments to the GAAP financial measures reflect the exclusion of:

•the effect of the amortization of finite lived intangible assets acquired in connection with the Sixense acquisition over their estimated useful lives;
•the excess tax benefits associated with share-based compensation arrangements;
•non-recurring litigation related expenses;
•non-cash long-lived asset impairment related to the impairment of our immersive healthcare asset group; and
•one-time expenses in connection with the wind down of the immersive healthcare business.

Adjusted EBITDA and adjusted EBITDA margin. The Company's adjusted EBITDA reflects the exclusion from GAAP net income of:

•non-cash operating charges such as stock-based compensation, depreciation and amortization, and impairment charges;
•non-operating items such as interest income, interest expense, and provision for income taxes;
•non-recurring litigation related expenses; and
•one-time expenses in connection with the wind down of the immersive healthcare business.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. We consider non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted EPS useful metrics as they provide an alternative framework for assessing how our underlying business performed excluding the amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition, the excess tax benefits associated with share-based compensation arrangements, expenses related to certain litigation matters that we have determined are not a normal or recurring part of our business, including settlement costs and legal fees, non-cash long-lived asset impairment charges related to the impairment of our immersive healthcare asset group, and one-time expenses in connection with the wind down of the immersive healthcare business. Further, we consider adjusted EBITDA and adjusted EBITDA margin useful metrics as they provide an alternative framework for assessing how our underlying business performed excluding non-cash operating charges such as stock-based compensation, depreciation and amortization, and impairment charges, non-operating items such as interest income, interest expense, and provision for income taxes, non-recurring litigation related expenses, and one-time expenses in connection with the wind down of the immersive healthcare business.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: the risk that the pending acquisition by Boston Scientific Corporation will not be completed in the expected timeframe or at all, including the risk that required regulatory approvals will not be obtained; potential adverse effects to our business during the pendency of the acquisition, such as employee departures or diversion of management’s attention from our business; failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory or other assets; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and the potential impact of any acquisitions, mergers, dispositions, joint ventures or investments we may make. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K for the year ended December 31, 2025, which we expect to file with the SEC on or before March 2, 2026. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$186,897	$324,404
Marketable investments	357,919	15,727
Accounts receivable, net	190,021	167,668
Inventories	431,549	406,737
Prepaid expenses and other current assets	50,298	36,589
Total current assets	1,216,684	951,125
Property and equipment, net	117,436	62,641
Operating lease right-of-use assets	173,587	177,787
Finance lease right-of-use assets	25,972	28,018
Intangible assets, net	6,186	6,513
Goodwill	166,750	165,826
Deferred taxes	79,188	100,332
Other non-current assets	40,716	40,939
Total assets	$1,826,519	$1,533,181
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$34,736	$31,326
Accrued liabilities	132,163	112,429
Current operating lease liabilities	13,841	12,221
Current finance lease liabilities	2,393	2,369
Total current liabilities	183,133	158,345
Non-current operating lease liabilities	182,751	187,068
Non-current finance lease liabilities	20,714	21,731
Other non-current liabilities	12,318	15,106
Total liabilities	398,916	382,250
Stockholders’ equity:
Preferred stock	—	—
Common stock	39	38
Additional paid-in capital	1,185,525	1,096,732
Accumulated other comprehensive income (loss)	4,348	(5,843)
Retained earnings	237,691	60,004
Total stockholders’ equity	1,427,603	1,150,931
Total liabilities and stockholders’ equity	$1,826,519	$1,533,181

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$385,385	$315,518	$1,403,665	$1,194,615
Cost of revenue	123,257	104,797	461,228	439,620
Gross profit	262,128	210,721	942,437	754,995
Operating expenses:
Research and development	21,794	20,010	89,766	94,783
Sales, general and administrative	181,101	147,936	663,422	573,988
Impairment Charge	—	—	—	76,945
Total operating expenses	202,895	167,946	753,188	745,716
Income from operations	59,233	42,775	189,249	9,279
Interest and other income, net	4,399	1,564	15,876	11,590
Income before income taxes	63,632	44,339	205,125	20,869
Provision for income taxes	16,289	10,656	27,438	6,857
Net income	$47,343	$33,683	$177,687	$14,012

Net income per share:
Basic	$1.21	$0.88	$4.57	$0.36
Diluted	$1.20	$0.86	$4.52	$0.36
Weighted average shares outstanding:
Basic	39,189,828	38,418,269	38,918,493	38,633,744
Diluted	39,392,613	39,037,644	39,291,828	39,268,037

Penumbra, Inc.
Reconciliation of GAAP Operating Expenses and GAAP Income from Operations to Non-GAAP Operating Expenses and Non-GAAP Income from Operations1
(unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

GAAP operating expenses	$202,895	$167,946	$753,188	$745,716
GAAP operating expenses include the effect of the following items:
Impairment charge[2]	—	—	—	76,945
Wind down expenses[3]	—	—	—	4,971
Non-recurring litigation related expenses	—	—	—	4,823
Amortization of finite lived intangible assets acquired	—	—	—	4,759
Non-GAAP operating expenses	$202,895	$167,946	$753,188	$654,218

GAAP income from operations	$59,233	$42,775	$189,249	$9,279
GAAP income from operations includes the effect of the following items:
Impairment charge[2]	—	—	—	76,945
Wind down expenses[3]	—	—	—	4,971
Non-recurring litigation related expenses	—	—	—	4,823
Amortization of finite lived intangible assets acquired	—	—	—	4,759
Non-GAAP income from operations	$59,233	$42,775	$189,249	$100,777

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
2Represents charges associated with the impairment of the immersive healthcare asset group during the three months ended June 30, 2024.
3Represents one-time expenses that include severance and other costs related to the wind down of the immersive healthcare business during the three months ended September 30, 2024.
Penumbra, Inc.
Reconciliation of GAAP Net Income and GAAP Diluted EPS to Non-GAAP Net Income and Non-GAAP Diluted EPS1
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31, 2025		Three Months Ended December 31, 2024		Year Ended December 31, 2025		Year Ended December 31, 2024
	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
GAAP net income	$47,343	$1.20	$33,683	$0.86	$177,687	$4.52	$14,012	$0.36
GAAP net income includes the effect of the following items:
Impairment charge[2]	—	—	—	—	—	—	76,945	1.96
Wind down expenses[3]	—	—	—	—	—	—	4,971	0.13
Non-recurring litigation expenses	—	—	—	—	—	—	4,823	0.12
Amortization of finite lived intangible assets acquired	—	—	—	—	—	—	4,759	0.12
Tax effect on the non-GAAP adjustments above[4]	—	—	—	—	—	—	(22,170)	(0.57)
Excess tax benefits related to stock compensation awards	(830)	(0.02)	(343)	(0.01)	(26,804)	(0.68)	(837)	(0.02)
Non-GAAP net income	$46,513	$1.18	$33,340	$0.85	$150,883	$3.84	$82,503	$2.10

GAAP diluted EPS		$1.20		$0.86		$4.52		$0.36
Non-GAAP diluted EPS		$1.18		$0.85		$3.84		$2.10

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

2Represents charges associated with the impairment of the immersive healthcare asset group during the three months ended June 30, 2024.
3Represents one-time expenses that include severance and other costs related to the wind down of the immersive healthcare business during the three months ended September 30, 2024.
4For the twelve months ended December 31, 2024, management used a combined federal and state tax rate of 24.23% to compute the tax effect of non-GAAP measures.

Penumbra, Inc.
Reconciliation of GAAP Net Income and GAAP Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP net income	$47,343	$33,683	$177,687	$14,012
Adjustments to GAAP net income
Depreciation and amortization expense	4,461	4,388	17,471	23,702
Interest income, net	(4,227)	(2,939)	(14,983)	(12,272)
Provision for income taxes	16,289	10,656	27,438	6,857
Stock-based compensation expense	15,262	12,095	59,213	46,164
Impairment charge[2]	—	—	—	76,945
Wind down expenses[3]	—	—	—	4,971
Non-recurring litigation related expenses	—	—	—	4,823
Adjusted EBITDA	$79,128	$57,883	$266,826	$165,202

GAAP revenue	$385,385	$315,518	$1,403,665	$1,194,615
Adjusted EBITDA	$79,128	$57,883	$266,826	$165,202
GAAP net income margin	12.3%	10.7%	12.7%	1.2%
Adjusted EBITDA margin	20.5%	18.3%	19.0%	13.8%

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
2Represents charges associated with the impairment of the immersive healthcare asset group during the three months ended June 30, 2024.
3Represents one-time expenses that include severance and other costs related to the wind down of the immersive healthcare business during the three months ended September 30, 2024.

Penumbra, Inc.
Reconciliation of Revenue Change by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2025	2024	$	%	$	$	%
United States	$299,054	$247,917	$51,137	20.6%	$—	$51,137	20.6%
International	86,331	67,601	18,730	27.7%	(3,939)	14,791	21.9%
Total	$385,385	$315,518	$69,867	22.1%	$(3,939)	$65,928	20.9%

	Year Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2025	2024	$	%	$	$	%
United States	$1,091,761	$902,067	$189,694	21.0%	$—	$189,694	21.0%
International	311,904	292,548	19,356	6.6%	(7,018)	12,338	4.2%
Total	$1,403,665	$1,194,615	$209,050	17.5%	$(7,018)	$202,032	16.9%

Penumbra, Inc.
Reconciliation of Revenue Change by Product Categories and Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2025	2024	$	%	$	$	%
Thrombectomy	$254,696	$220,129	$34,567	15.7%	$(2,188)	$32,379	14.7%
Embolization and Access	130,689	95,389	35,300	37.0%	(1,751)	33,549	35.2%
Total	$385,385	$315,518	$69,867	22.1%	$(3,939)	$65,928	20.9%

	Year Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2025	2024	$	%	$	$	%
Thrombectomy	$947,918	$815,475	$132,443	16.2%	$(3,798)	$128,645	15.8%
Embolization and Access	455,747	379,140	76,607	20.2%	(3,220)	73,387	19.4%
Total	$1,403,665	$1,194,615	$209,050	17.5%	$(7,018)	$202,032	16.9%

	Three Months Ended December 31,		Change		FX Impact	Constant Currency Change
	2025	2024	$	%	$	$	%
Thrombectomy
United States	$203,065	$180,647	$22,418	12.4%	$—	$22,418	12.4%
International	51,631	39,482	12,149	30.8%	(2,188)	9,961	25.2%
Total Thrombectomy	254,696	220,129	34,567	15.7%	(2,188)	32,379	14.7%
Embolization and Access
United States	95,989	67,270	28,719	42.7%	—	28,719	42.7%
International	34,700	28,119	6,581	23.4%	(1,751)	4,830	17.2%
Total Embolization and Access	130,689	95,389	35,300	37.0%	(1,751)	33,549	35.2%
Total	$385,385	$315,518	$69,867	22.1%	$(3,939)	$65,928	20.9%

	Year Ended December 31,		Change		FX Impact	Constant Currency Change
	2025	2024	$	%	$	$	%
Thrombectomy
United States	$771,485	$646,711	$124,774	19.3%	$—	$124,774	19.3%
International	176,433	168,764	7,669	4.5%	(3,798)	3,871	2.3%
Total Thrombectomy	947,918	815,475	132,443	16.2%	(3,798)	128,645	15.8%
Embolization and Access
United States	320,276	255,356	64,920	25.4%	—	64,920	25.4%
International	135,471	123,784	11,687	9.4%	(3,220)	8,467	6.8%
Total Embolization and Access	455,747	379,140	76,607	20.2%	(3,220)	73,387	19.4%
Total	$1,403,665	$1,194,615	$209,050	17.5%	$(7,018)	$202,032	16.9%

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
Source: Penumbra, Inc.